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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

        New York                                           11-2581812
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     (State or Other                                     (IRS Employer
     Jurisdiction of                                 Identification Number)
     Incorporation)

26 Harbor Park Drive, Port Washington, NY                     11050
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(Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]


If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:



Title of each class to be so registered:

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Name of each exchange on which each class is to be registered:

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     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.001 par value per share.
                                (Title of Class)






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Item 1.  Description of Registrant's Securities to be Registered.

A description of the registrant's Common Stock, $.001 par value per share, is set forth under the caption "Description of Capital Stock - Common Stock" in the registrant's registration statement on Form S-1, Registration No. 333-72209 filed under the Securities Act of 1933, as amended, and is incorporated herein by reference thereto.

Item 2.  Exhibits.

Exhibit Number                      Title of Exhibit
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4.1                                 Form of Specimen Common Stock Certificate.*

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* Filed as an exhibit to the  registrant's  registration  statement on
Form S-1, Registration No. 333-72209, and is incorporated herein by reference thereto.






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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.


Dated: July 16, 1999                  By: /s/ Bert E. Brodsky
                                          ----------------------------
                                          Bert E. Brodsky
                                          Chief Executive Officer